Exhibit 99.1

SEC Ends ChoicePoint® Investigation

ALPHARETTA, Ga. – January 22, 2008 – The staff of the U.S. Securities and Exchange Commission (the “SEC”) has notified ChoicePoint Inc. (NYSE: CPS) that the staff has completed its investigation regarding possible identity theft, trading in ChoicePoint stock by its Chief Executive Officer and Chief Operating Officer and related matters, without recommending any enforcement action by the SEC.

About ChoicePoint

ChoicePoint (NYSE: CPS) provides businesses, government agencies and non-profit organizations with technology, software, information and marketing services to help manage economic and physical risks as well as identify business opportunities. Consumers have free access to the reports we create at www.ChoiceTrust.com. Learn what we do to protect consumer privacy by visiting www.PrivacyatChoicePoint.com and, for more information on our company, go to www.ChoicePoint.com.

# # #

ChoicePoint and the ChoicePoint logo are registered trademarks of ChoicePoint Asset Company LLC.